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                                                       Exhibit 10(b)


               SECOND AMENDMENT TO EMPLOYMENT AGREEMENT BETWEEN
              INTERSTATE GENERAL COMPANY L.P. AND EDWIN L. KELLY
                              DATED MAY 20, 1994



The agreement between Interstate General Company L.P. (the "Company"), a Delaware limited partnership, and Edwin L. Kelly (the "Executive") dated May 20, 1994 is hereby amended as follows:

     In addition to the position and duties described in Section 3 of the Agreement, this section will be modified to include the following, the Executive will concentrate his efforts on the sale of Montclair, Brandywine and Westbury Phase I and the completion of the planning, engineering and approval process for Pomfret, Middletown Road and Westbury II properties to increase their value to prospective purchasers or for development by the Company.

     The notification letter of March 29, 1996 is hereby withdrawn.

     All other terms and conditions of the May 20, 1994 agreement, as amended, remain.

In witness hereof, the parties have executed this amendment on June 17, 1996.





Interstate General Company L.P.         Interstate General Company L.P.
By:  Interstate General                 By:  Interstate General
     Management Corporation,                 Management Corporation,
     Its Managing General Partner            Its Managing General Partner

By:  /s/ James J. Wilson                By:  /s/ John E. Hans
     ---------------------------             ----------------------------
     James J. Wilson                         John E. Hans



                                        /s/ Edwin L. Kelly
                                        ---------------------------------
                                        Edwin L. Kelly